Entergy
639 Loyola Avenue
New Orleans, LA 70113

News
Release

Date:	Aug. 4, 2015

For Release:	Immediately

Contact:	Shona Sabnis (Media) (504) 576-5010 ssabnis@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com
Entergy Reports Second Quarter Earnings
Sales and productive investments drove top-line Utility growth, overall performance as expected

NEW ORLEANS, La. - Entergy Corporation (NYSE: ETR) reported second quarter 2015 earnings per share of 83 cents on an as-reported basis and an operational basis, compared to second quarter 2014 as-reported EPS of $1.05 and operational EPS of $1.11.

“Once again, financial results in the second quarter were in line with our expectations, and Entergy remains on track to meet its full year guidance,” said Entergy Chairman and CEO Leo Denault. “The Utility continues to implement its program to replace aging infrastructure, strengthen reliability and enhance the environmental profile of our generation fleet. The industrial expansion across our service territory also continues to advance. And Entergy Wholesale Commodities, despite market volatility, maintained solid operational and commercial performance.”

Business highlights included the following:

Table of Contents Page
News Release1
Appendices6
A: Consolidated Results and Special Items7
B: Variance Analysis9
C: Utility Performance Measures11
D: EWC Performance Measures12
E: Financial Performance Measures13
F: Definitions, Abbreviations and Acronyms14
G: GAAP to Non-GAAP Reconciliations18
Financial Statements22

•
The U.S. Department of Commerce named the New Orleans-to-Lake Charles chemical corridor to a program designed to accelerate the resurgence of manufacturing in America through federal incentives and grants.

•	The City Council of New Orleans approved storm securitization financing, which was completed in July.

•	Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC reached a settlement with all parties in the business combination of the two companies.

•	The St. Charles Energy Center was selected in response to a request for proposals for new long-term capacity.

•
The Nuclear Energy Institute issued a report finding that the Indian Point Energy Center contributes an estimated $1.6 billion annually to New York state’s economy and $2.5 billion to the nation as a whole.

•	Entergy Corporation issued a $650 million, seven-year note at a 4 percent coupon.

Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2015 vs. 2014
	Second Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
As-Reported Earnings ($ in millions)	148.8	189.4	(40.6)	446.9	590.6	(143.7)
Less Special Items:
HCM implementation expenses	—	(4.1)	4.1	—	(7.1)	7.1
Decision to close VY	(1.1)	(6.9)	5.8	(5.7)	(12.7)	7
Total Special Items	(1.1)	(11)	9.9	(5.7)	(19.8)	14.1
Operational Earnings	149.9	200.3	(50.4)	452.6	610.4	(157.8)
Weather Impact	(2.9)	(9.3)	6.4	11.4	23.2	(11.8)

As-Reported Earnings (per share in $)	0.83	1.05	(0.22)	2.48	3.29	(0.81)
Less Special Items:
HCM implementation expenses	—	(0.02)	0.02	—	(0.04)	0.04
Decision to close VY	—	(0.04)	0.04	(0.03)	(0.07)	0.04
Total Special Items	—	(0.06)	0.06	(0.03)	(0.11)	0.08
Operational Earnings	0.83	1.11	(0.28)	2.51	3.4	(0.89)
Weather Impact	(0.02)	(0.05)	0.03	0.06	0.13	(0.07)
Totals may not foot due to rounding

Business Unit Results

In addition to the summary business unit discussions below and results provided in Appendix A, a comprehensive analysis of quarterly and year-to-date variances is provided in Appendix B to this release. Appendix A also provides information on operating cash flow by business.

Utility Results

In second quarter 2015, Utility earnings were $1.11 per share on an as-reported and an operational basis. In comparison, second quarter 2014 as-reported EPS was $1.15 and operational EPS was $1.17. Operational results reflected sales growth, the effects of productive investments and higher operating expenses.

Billed retail sales volume increased quarter-to-quarter on the effects of weather and residential sales growth. On a weather-adjusted basis, billed volume declined (0.5) percent; the components of the sales growth were:

•	Weather-adjusted residential sales growth of 0.7 percent,

•	Commercial sales decline of (0.2) percent on a weather-adjusted basis,

•	Weather-adjusted governmental sales increase of 1.8 percent and

•	Industrial sales decline of (1.5) percent.

During second quarter 2015, new industrial and expansion projects continued to ramp-up and come into service. However, billed industrial volume declined due largely to extended seasonal outages for existing large refinery customers, as well as existing chlor-alkali customer outages. On a revenue basis, sales growth, including weather-adjusted residential sales resulted in a quarter-over-quarter positive revenue contribution.

Higher Utility net revenue also reflected rate adjustments for the Ninemile Point Unit 6 plant that went in service at the end of 2014 and the Entergy Mississippi, Inc. rate case. The earnings effect from these changes was largely offset by changes in other line items (e.g., non-fuel operation and maintenance and depreciation expenses). Higher nuclear generation expenses in part due to increased regulatory compliance at Arkansas Nuclear One, higher vegetation maintenance spending and increased scope of work for fossil generation were also reflected in the higher non-fuel O&M.

For additional details on Utility’s performance for the quarter, see Appendix C.

Entergy Wholesale Commodities Results

EWC operational adjusted earnings before interest, taxes, depreciation and amortization were $62 million in second quarter 2015, compared to $145 million in the same period a year ago. Principal reasons for the EBITDA decrease include lower wholesale power prices and decreased nuclear generation as well as the closure of the Vermont Yankee Nuclear Power Station last year.

EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2015 vs. 2014
($ in millions)	Second Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Net income	(4)	26	(30)	120	269	(149)
Add back: interest expense	6	3	3	12	8	4
Add back: income tax expense	(3)	20	(23)	67	138	(71)
Add back: depreciation and amortization	64	71	(7)	126	141	(15)
Subtract: interest and investment income	36	22	14	86	48	38
Add back: decommissioning expense	33	35	(2)	68	69	(1)
Adjusted EBITDA	60	133	(73)	307	577	(270)
Add back:
Special item for HCM implementation (pre-tax)	—	1	(1)	—	2	(2)
Special item for the decision to close VY (pre-tax)	2	11	(9)	9	21	(12)
Operational adjusted EBITDA	62	145	(83)	315	600	(285)
Totals may not foot due to rounding

Excluding the effects of VY, the change in EBITDA was driven largely by lower net revenue due primarily to lower nuclear energy prices. In addition, nuclear production was lower in the current period with more refueling outage days (34 days for Pilgrim Nuclear Power Station in the current period compared to zero in second quarter 2014).

EWC reported a loss of 2 cents per share on an as-reported basis and an operational basis for second quarter 2015, compared to second quarter 2014 as-reported earnings of 14 cents per share and operational earnings of 18 cents per share. Key drivers for the period-over-period decline in earnings are the lower wholesale prices and generation discussed previously.

For additional details on EWC’s performance for the quarter, see Appendix D.

Parent & Other Results

Parent & Other reported a loss of 26 cents per share on an as-reported and an operational basis for second quarter 2015 compared to an as-reported and operational loss of 24 cents per share in second quarter 2014. No drivers were individually significant.

Earnings Guidance

Entergy affirmed its 2015 operational earnings guidance in the range of $5.10 to $5.90 per share. See webcast presentation slides for additional details.

Earnings Teleconference

A teleconference will be held at 10 a.m. CDT on Tuesday, Aug. 4, 2015, to discuss Entergy’s second quarter 2015 earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing (855) 893-9849, conference ID 44024303, no more than 15 minutes prior to the start of the call. The presentation slides are also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through Aug. 11, 2015, by dialing (855) 859-2056, conference ID 44024303. This release and presentation slides are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 10,000 megawatts of nuclear power, making it one of the nation’s leading nuclear generators. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $12 billion and approximately 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR.”

Additional information regarding Entergy’s quarterly results of operations, regulatory proceedings and other matters is available in Entergy’s earnings release package, a copy of which has been filed with the U.S. Securities and Exchange Commission, and the quarterly presentation slides. The earnings package contains appendices to this release and financial statements. Both the earnings release package and quarterly presentation slides are available on Entergy’s Investor

Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2015 operational earnings guidance, its current financial and operational outlook, and other statements of Entergy’s plans, beliefs or expectations included in this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning VY or any of Entergy’s other nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the proposed acquisition of the Union Power Station near El Dorado, Arkansas and the proposed combination of Entergy Louisiana and Entergy Gulf States Louisiana, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized and (h) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements.

For definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the quarterly materials, see Appendix F.

Second Quarter 2015 Earnings Release Package

Appendices
Seven appendices are presented in this section as follows:

•	Appendix A: Consolidated Results and Special Items

•	Appendix B: Variance Analysis

•	Appendix C: Utility Performance Measures

•	Appendix D: EWC Performance Measures

•	Appendix E: Financial Performance Measures

•	Appendix F: Definitions, Abbreviations and Acronyms

•	Appendix G: GAAP to Non-GAAP Reconciliations

Also included in this earnings release package are:

•	Financial Statements

Accompanying the earnings package is a webcast slide presentation.

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated EPS for second quarter and year-to-date 2015 versus 2014, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Second Quarter and Year-to-Date 2015 vs. 2014
(Per share in $)
	Second Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
As-Reported
Utility	1.11	1.15	(0.04)	2.35	2.28	0.07
EWC	(0.02)	0.14	(0.16)	0.66	1.49	(0.83)
Parent & Other	(0.26)	(0.24)	(0.02)	(0.53)	(0.48)	(0.05)
Consolidated As-Reported Earnings	0.83	1.05	(0.22)	2.48	3.29	(0.81)

Less Special Items
Utility	—	(0.02)	0.02	—	(0.03)	0.03
EWC	—	(0.04)	0.04	(0.03)	(0.08)	0.05
Parent & Other	—	—	—	—	—	—
Consolidated Special Items	—	(0.06)	0.06	(0.03)	(0.11)	0.08

Operational
Utility	1.11	1.17	(0.06)	2.35	2.31	0.04
EWC	(0.02)	0.18	(0.2)	0.69	1.57	(0.88)
Parent & Other	(0.26)	(0.24)	(0.02)	(0.53)	(0.48)	(0.05)
Consolidated Operational Earnings	0.83	1.11	(0.28)	2.51	3.4	(0.89)
Weather Impact	(0.02)	(0.05)	0.03	0.06	0.13	(0.07)

Detailed earnings variance analyses are included in Appendix B-1 and Appendix B-2.

Appendix A-2 provides the components of OCF contributed by each business with current quarter and year-to-date comparisons.

Appendix A-2: Consolidated Operating Cash Flow
Second Quarter and Year-to-Date 2015 vs. 2014
($ in millions)
	Second Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Utility	762	599	163	1,216	1,004	212
EWC	8	225	(217)	216	649	(433)
Parent & Other	(43)	(63)	20	(94)	(124)	30
Total Operating Cash Flow	727	761	(34)	1,338	1,529	(190)
Totals may not foot due to rounding

The primary driver of the $34 million quarter-over-quarter decrease was

•	Lower EWC net revenue
Partially offsetting was:

•	Higher Utility net revenue and

•	Lower Utility nuclear refueling outage spending.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both an EPS basis and a net income basis. Special items are those events that are not routine. Special items are included in as-reported EPS consistent with GAAP, but are excluded from operational EPS. As a result, operational EPS is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on EPS)
Second Quarter and Year-to-Date 2015 vs. 2014
(After-tax, per share in $)
	Second Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Utility
HCM implementation expenses	—	(0.02)	0.02	—	(0.03)	0.03
Total Utility	—	(0.02)	0.02	—	(0.03)	0.03

EWC
Decision to close VY	—	(0.04)	0.04	(0.03)	(0.07)	0.04
HCM implementation expenses	—	—	—	—	(0.01)	0.01
Total EWC	—	(0.04)	0.04	(0.03)	(0.08)	0.05

Total Special Items	—	(0.06)	0.06	(0.03)	(0.11)	0.08

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Second Quarter and Year-to-Date 2015 vs. 2014
(Pre-tax except for Income taxes - other, $ in millions)
	Second Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Utility
Non-fuel O&M	—	(5.6)	5.6	—	(9.5)	9.5
Taxes other than income taxes	—	(0.3)	0.3	—	(0.5)	0.5
Income taxes - other	—	2.4	(2.4)	—	4.2	(4.2)
Total Utility	—	(3.5)	3.5	—	(5.8)	5.8

EWC
Non-fuel O&M	(1.6)	(9.6)	8	(9.1)	(17.5)	8.4
Taxes other than income taxes	—	(0.8)	0.8	0.3	(1.4)	1.7
Asset write-off and impairments	—	(1.7)	1.7	—	(3.9)	3.9
Income taxes - other	0.6	4.6	(4)	3	8.8	(5.8)
Total EWC	(1.1)	(7.5)	6.4	(5.7)	(14)	8.3

Total Special Items	(1.1)	(11)	9.9	(5.7)	(19.8)	14.1
Totals may not foot due to rounding

B: Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2015 versus 2014 as-reported and operational earnings variance analysis for Utility, EWC, Parent & Other and Consolidated.

Appendix B-1: As-Reported and Operational EPS Variance Analysis
Second Quarter 2015 vs. 2014
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility		EWC				Parent & Other		Consolidated
	As-Reported	Opera- tional		As-Reported	Opera-tional		As- Reported	Opera-tional	As- Reported	Opera-tional
2014 earnings	1.15	1.17		0.14	0.18		(0.24)	(0.24)	1.05	1.11
Other income (deductions) - other	0.02	0.02		0.04	0.04		(0.02)	(0.02)	0.04	0.04
Income taxes - other	(0.01)	(0.01)		0.03	0.03		—	—	0.02	0.02
Asset write-off and impairments	—	—		0.01	—		—	—	0.01	—
Interest expense and other charges	(0.02)	(0.02)		(0.01)	(0.01)		0.02	0.02	(0.01)	(0.01)
Decommissioning expense	(0.01)	(0.01)		—	—		—	—	(0.01)	(0.01)
Taxes other than income taxes	(0.01)	(0.01)		(0.01)	(0.01)		—	—	(0.02)	(0.02)
Depreciation/amortization expense	(0.05)	(0.05)	(a)	0.02	0.02		—	—	(0.03)	(0.03)
Non-fuel O&M	(0.2)	(0.22)	(b)	0.17	0.14	(c)	(0.01)	(0.01)	(0.04)	(0.09)
Net revenue	0.24	0.24	(d)	(0.41)	(0.41)	(e)	(0.01)	(0.01)	(0.18)	(0.18)
2015 earnings	1.11	1.11		(0.02)	(0.02)		(0.26)	(0.26)	0.83	0.83

Appendix B-2: As-Reported and Operational EPS Variance Analysis
Year-to-Date 2015 vs. 2014
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			EWC			Parent & Other		Consolidated
	As-Reported	Opera- tional		As-Reported	Opera-tional		As- Reported	Opera-tional	As- Reported	Opera-tional
2014 earnings	2.28	2.31		1.49	1.57		(0.48)	(0.48)	3.29	3.4
Other income (deductions) - other	0.08	0.08	(f)	0.12	0.12	(g)	(0.05)	(0.05)	0.15	0.15
Income taxes - other	0.11	0.11	(h)	(0.07)	(0.07)	(i)	(0.01)	(0.01)	0.03	0.03
Asset write-off and impairments	—	—		0.01	—		—	—	0.01	—
Share effect	(0.01)	(0.01)		—	—		—	—	(0.01)	(0.01)
Decommissioning expense	(0.02)	(0.02)		—	—		—	—	(0.02)	(0.02)
Taxes other than income taxes	(0.04)	(0.04)		0.02	0.01		—	—	(0.02)	(0.03)
Interest expense and other charges	(0.04)	(0.04)		(0.01)	(0.01)		0.02	0.02	(0.03)	(0.03)
Depreciation/amortization expense	(0.1)	(0.1)	(a)	0.05	0.05	(j)	0.01	0.01	(0.04)	(0.04)
Non-fuel O&M	(0.4)	(0.43)	(b)	0.22	0.19	(c)	(0.01)	(0.01)	(0.19)	(0.25)
Net revenue	0.49	0.49	(d)	(1.17)	(1.17)	(e)	(0.01)	(0.01)	(0.69)	(0.69)
2015 earnings	2.35	2.35		0.66	0.69		(0.53)	(0.53)	2.48	2.51

(a)
The current quarter and year-to-date decreases were due to additions to plant in service, including the Ninemile 6 project which was placed in service in December 2014. Higher depreciation rates at EMI (offset in net revenue) also contributed.

(b)
The current quarter and year-to-date decreases reflected higher nuclear generation expenses due partly to spending for regulatory compliance resulting from the NRC’s decision to move ANO into Column 4 of the reactor oversight process action matrix. Also higher were fossil generation costs from an overall higher scope of work and distribution expenses for vegetation maintenance. Other non-fuel O&M changes with offsets in net revenue in the current and year-to date periods included transmission costs allocated by MISO and energy efficiency program costs.

(c)
The increases quarter-over-quarter and year-to-date were attributable to the closure of VY at the end of 2014. Excluding VY, the year-over-year non-fuel O&M was higher due to higher refueling outage amortization and fewer refueling outage days resulting in the lower deferral of costs for future amortization.

Utility As-Reported Net Revenue Variance Analysis 2015 vs. 2014 ($ EPS)
	Second Quarter	Year-to-Date
Weather	0.03	(0.07)
Sales growth/pricing	0.22	0.59
Other	(0.01)	(0.03)
Total	0.24	0.49

(d)
The current quarter and year-to-date increases were due to both price and volume factors. The price variance included the Louisiana FRP rate adjustments for placing Ninemile 6 in rates and the EMI rate case. In the quarter, the net revenue volume variance was positive due to sales growth, including weather-adjusted residential sales growth, and increased sales to new and expansion industrial projects. On a year-to-date basis, the year-over-year effect of weather was negative while weather-adjusted sales volume increased across all segments.

(e)
The current quarter and year-to-date decreases were due largely to the VY closure and lower energy pricing for the operating nuclear fleet. In the current quarter, nuclear generation was also lower due to more outage days. In addition, for the year-to-date period, the net effect of mark-to-market activity was negative in the current period compared to a positive contribution in the comparable period a year ago.

(f)
The year-to-date increase was due primarily to higher earnings on investments in affiliate preferred membership interests (offset in Parent & Other) and an increase in realized gains on nuclear decommissioning trust funds (offset in net revenue).

(g)	The year-to-date increase was due primarily to higher realized gains on decommissioning trusts, including the rebalancing of VY's decommissioning trust portfolio in the current year.

(h)
The year-to-date increase was attributable to a first quarter 2015 adjustment of approximately $24 million involving the reversal of a portion of the provision for uncertain tax provisions related to interest accrual.

(i)
The year-to-date decrease was due primarily to a first quarter 2014 adjustment of approximately $21.5 million related to a change in New York law which resulted in a reduction of deferred income taxes. Partially offsetting this decrease was a favorable second quarter 2015 adjustment of approximately $7.7 million related to a settlement of a state tax audit.

(j)	The year-to-date increase was mainly attributable to the absence of VY depreciation.

See webcast appendix for more details on the effects of the VY closure on EWC line item variances.

C: Utility Performance Measures
Appendix C-1 provides a comparative summary of Utility operational performance measures.

Appendix C-1: Utility Operational Performance Measures
Second Quarter and Year-to-Date 2015 vs. 2014

	Second Quarter				Year-to-Date
	2015	2014	% Change	% Weather Adjusted (k)	2015	2014	% Change	% Weather Adjusted (k)
GWh billed
Residential	7,364	7,266	1.3%	0.7%	16,796	17,293	(2.9%)	0.7%
Commercial	6,904	6,762	2.1%	(0.2%)	13,625	13,563	0.5%	0.2%
Governmental	602	587	2.6%	1.8%	1,194	1,170	2.1%	1.8%
Industrial	10,737	10,902	(1.5%)	(1.5%)	21,144	21,015	0.6%	0.6%
Total Retail Sales	25,607	25,517	0.4%	(0.5%)	52,759	53,041	(0.5%)	0.6%
Wholesale	3,138	2,048	53.2%		4,949	4,282	15.6%
Total Sales	28,745	27,565	4.3%		57,708	57,323	0.7%
Number of electric retail customers
Residential					2,430,698	2,405,182	1.1%
Commercial					348,337	344,894	1.0%
Governmental					17,487	17,281	1.2%
Industrial					45,892	45,071	1.8%
Total Retail Customers					2,842,414	2,812,428	1.1%
Net Revenue ($ millions)	1,488	1,418	4.9%		2,898	2,755	5.2%
As-reported non-fuel O&M per MWh	$22.35	$21.21	5.4%		$21.26	$19.38	9.7%
Operational non-fuel O&M per MWh	$22.35	$21.00	6.4%		$21.26	$19.21	10.7%

(k)
The effects of weather are estimated using monthly heating degree days and cooling degree days from certain locations within each jurisdiction and comparing to “normal” weather based on 20 year historical data. The models used to estimate weather are updated periodically and subject to change.

See webcast presentation appendix slides for information on select regulatory cases.

Appendix
D: EWC Performance Measures
Appendix D-1 provides a comparative summary of EWC operational performance measures.

Appendix D-1: EWC Operational Performance Measures
Second Quarter 2015 vs. 2014
	Second Quarter			Year-to-Date
	2015	2014	% Change	2015	2014	% Change
Owned capacity (MW) (l)	5,463	6,068	(10.0%)	5,463	6,068	(10.0%)
GWh billed	9,578	11,533	(17.0%)	19,170	21,547	(11.0%)
As-reported average total revenue per MWh	$45.87	$50.11	(8.5%)	$56.44	$69.15	(18.4%)
Adjusted average total revenue per MWh (m)	$45.47	$49.75	(8.6%)	$56.04	$68.77	(18.5%)
Net revenue ($ millions)	350	471	(25.7%)	877	1,219	(28.1%)
As-reported non-fuel O&M per MWh	$25.97	$25.83	0.5%	$25.93	$26.04	(0.4%)
Operational non-fuel O&M per MWh (n)	$25.80	$24.99	3.2%	$25.46	$25.23	(0.9%)

EWC Nuclear Fleet
Capacity factor	89%	95%	(6.3%)	89%	89%	—
GWh billed	8,555	10,588	(19.2%)	17,173	19,667	(12.7%)
As-reported average total revenue per MWh	$45.84	$50.18	(8.7%)	$55.85	$68.25	(18.2%)
Adjusted average total revenue per MWh (o)	$45.40	$49.79	(8.8%)	$55.41	$67.83	(18.3%)
Production cost per MWh	$26.21	$25.88	1.3%	$25.91	$26.11	(0.8%)
Net revenue ($ millions)	336	459	(26.8%)	847	1,190	(28.8%)
Refueling outage days
Indian Point 2	—	—		—	24
Indian Point 3	—	—		23	—
Palisades	—	—		—	56
Pilgrim	34	—		34	—

(l)	Second quarter and year-to-date 2014 include capacity for VY, which was retired in December 2014 (605 MW).

(m)	Excluding VY, $50.49/MWh and $67.04/MWh in second quarter and year-to-date 2014 periods.

(n)	Excluding VY, $24.53/MWh and $24.80/MWh in second quarter and year-to-date 2014 periods.

(o)	Excluding VY, $50.61/MWh and $65.76/MWh in second quarter and year-to-date 2014 periods.

See webcast presentation appendix slides for EWC hedging and price disclosures.

E: Financial Performance Measures
Appendix E-1 provides comparative financial performance measures for the current quarter. Financial performance measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational measures to as-reported measures is provided in Appendix G.

Appendix E-1: GAAP and Non-GAAP Financial Performance Measures
Second Quarter 2015 vs. 2014

For 12 months ending June 30	2015	2014	Change
GAAP Measures
ROIC - as-reported	5.0%	5.8%	(0.8%)
ROE - as-reported	7.9%	10.1%	(2.2%)
Book value per share	$56.58	$56.04	$0.54
End of period shares outstanding (millions)	179.5	179.6	(0.1)
Non-GAAP Measures
ROIC - operational	5.4%	6.8%	(1.4%)
ROE - operational	8.8%	12.6%	(3.8%)

As of June 30 ($ in millions)	2015	2014
GAAP Measures
Cash and cash equivalents	910	650	260
Revolver capacity	4,158	4,003	155
Commercial paper outstanding	895	909	(14)
Total debt	13,858	13,692	166
Securitization debt	734	832	(98)
Debt to capital ratio	57.0%	56.9%	0.1%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	80	85	(5)
Leases - Entergy’s share	422	456	(34)
Power purchase agreements accounted for as leases	224	224	—
Total off-balance sheet liabilities	726	765	(39)
Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	55.6%	55.4%	0.2%
Gross liquidity	5,068	4,653	415
Net debt to net capital ratio, excluding securitization debt	53.9%	54.1%	(0.2%)
Parent debt to total debt ratio, excluding securitization debt	20.3%	20.2%	0.1%
Debt to operational adjusted EBITDA, excluding securitization debt	3.9	3.5	0.4
Operational FFO to debt ratio, excluding securitization debt	28.4%	28.9%	(0.5%)

F: Definitions, Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures which are referenced in the quarterly materials. Non-GAAP measures are included in these quarterly materials to provide metrics that remove the effect of financial events that are not routine from commonly used financial metrics.

Appendix F-1: Definitions
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to all retail and wholesale customers
Net revenue	Operating revenue less fuel, fuel related expenses and gas purchased for resale, purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at end of period

EWC Operational Performance Measures
As-reported average total revenue per MWh	As-reported revenue per MWh billed, excluding revenue from investments in wind generation accounted for under the equity method of accounting
Adjusted average total revenue per MWh	As-reported average total revenue per MWh, excluding revenue from the amortization of the Palisades below-market PPA
Average revenue under contract per kW per month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO-NE, the NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Cost-based contracts
Contracts priced in accordance with cost-based rates, a ratemaking concept used for the design and development of rate schedules to ensure that the filed rate schedules recover only the cost of providing the service; these contracts are on owned EWC resources located within Entergy’s utility service territory and were executed prior to EWC receiving market-based authority under MISO

Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Appendix F-1: Definitions
EWC Operational Performance Measures (continued)
Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract; a portion of which may be capped through the use of risk management products

GWh billed	Total number of GWh billed to customers, excluding investments in wind generation accounted for under the equity method of accounting and financially-settled instruments
Net revenue	Operating revenue less fuel, fuel related expenses and purchased power
Non-fuel O&M
Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale, purchased power and investments in wind generation accounted for under the equity method of accounting

Non-fuel O&M per MWh	Non-fuel O&M per MWh billed
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned and operated by EWC, including investments in wind generation accounted for under the equity method of accounting; VY (nuclear) was retired on Dec. 29, 2014 (605 MW)
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights, or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics, outage schedules and expected market conditions which impact dispatch, assuming uninterrupted normal plant operation and timely renewal of plant operating licenses; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee

Appendix F-1: Definitions
Financial Measures - GAAP (continued)
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation or Subsidiary (Net Income) adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - as-reported	12-months rolling Net Income divided by average common equity
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Financial Measures - Non-GAAP
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to EBITDA	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
Net cash flow provided by operations less AFUDC-borrowed funds, working capital items in operating cash flow (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charge

FFO to debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and revolver capacity
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational earnings	As-reported Net Income adjusted to exclude the impact of special items
Operational FFO	FFO excluding effects of special items
Parent debt to total debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of total debt excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
ROIC - operational	12-months rolling operational Net Income adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational Net Income divided by average common equity

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
AFUDC-borrowed funds	Allowance for borrowed funds used during construction	ISO-NE	ISO New England
		LHV	Lower Hudson Valley
		LPSC	Louisiana Public Service Commission
AFUDC-equity funds	Allowance for equity funds used during construction	LTM	Last twelve months
		MISO	Midcontinent Independent System Operator, Inc.
ADIT	Accumulated deferred income taxes	MPSC	Mississippi Public Service Commission
ALJ	Administrative law judge	NEPOOL	New England Power Pool
ANO	Arkansas Nuclear One (nuclear)	Ninemile 6 Non-fuel O&M	Ninemile Point Unit 6 Non-fuel O&M
APSC	Arkansas Public Service Commission	NRC NYISO	Nuclear Regulatory Commission New York Independent System Operator, Inc.
BTA	Best Technology Available
CCGT	Combined cycle gas turbine	NYSDEC	New York State Department of Environmental Conservation
CCNO	Council of the City of New Orleans, Louisiana	NYSDOS NYSE	New York State Department of State New York Stock Exchange
CZM	Coastal zone management	O&M	Operation and maintenance expense
DCRF	Distribution cost recovery factor	OCF	Operating cash flow
DOJ	U.S. Department of Justice	OPEB	Other post-employment benefits
EAI EBITDA	Entergy Arkansas, Inc. Earnings before interest, income taxes, depreciation and amortization	Palisades	Palisades Power Plant (nuclear)
		Pilgrim	Pilgrim Nuclear Power Station (nuclear)
EGSL	Entergy Gulf States Louisiana, L.L.C.	PPA	Power purchase agreement
ELL	Entergy Louisiana, LLC	PUCT	Public Utility Commission of Texas
EMI	Entergy Mississippi, Inc.	RFP	Request for proposal
ENOI	Entergy New Orleans, Inc.	RISEC	Rhode Island State Energy Center (CCGT)
EPS	Earnings per share	ROE	Return on equity
ETI	Entergy Texas, Inc.	ROIC	Return on invested capital
ETR	Entergy Corporation	ROS	Rest of state
EWC	Entergy Wholesale Commodities	RPCE	Rough production cost equalization
FCA	Forward capacity auction	SEC	U.S. Securities and Exchange Commission
FERC	Federal Energy Regulatory Commission	SEMARI	Southeast Massachusetts/Rhode Island
FFO	Funds from operations	SERI	System Energy Resources, Inc.
Firm LD	Firm liquidated damages	SPDES	State Pollutant Discharge Elimination System
FitzPatrick	James A. FitzPatrick Nuclear Power Plant	SPP	Southwest Power Pool
FRP	Formula rate plan	VY	Vermont Yankee Nuclear Power Station (nuclear)
GAAP	Generally accepted accounting principles	WACC	Weighted-average cost of capital
HCM	Human Capital Management program	WOTAB	West of the Atchafalaya Basin
Indian Point 2	Indian Point Energy Center Unit 2 (nuclear)	WQC	Water Quality Certification
Indian Point 3	Indian Point Energy Center Unit 3 (nuclear)	YOY	Year-over-year
IPEC	Indian Point Energy Center (nuclear)
ISES	Independence Steam Electric Station (coal)

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Utility and EWC Non-fuel O&M per MWh, EWC and EWC Nuclear Average Total Revenue per MWh
($ in thousands except where noted)		Second Quarter		Year-to-Date
		2015	2014	2015	2014
Utility
As-reported Utility non-fuel O&M	(A)	642,538	584,529	1,226,839	1,110,777
Special Items included in non-fuel O&M:
HCM implementation expenses		—	5,573	—	9,521
Total special items included in non-fuel O&M	(B)	—	5,573	—	9,521
Operational Utility non-fuel O&M	(A-B)	642,538	578,956	1,226,839	1,101,256
Utility billed sales (GWh)	(C)	28,745	27,565	57,708	57,323
As-reported Utility non-fuel O&M per MWh	(A/C)	22.35	21.21	21.26	19.38
Operational Utility non-fuel O&M per MWh	[(A-B)/(C)]	22.35	21.00	21.26	19.21

EWC
As-reported EWC non-fuel O&M	(D)	248,738	297,863	497,063	561,023
Special Items included in non-fuel O&M:
Decision to close VY		1,579	8,705	9,068	15,433
HCM implementation expenses		—	949	—	2,042
Total special items included in non-fuel O&M	(E)	1,579	9,654	9,068	17,475
Operational EWC non-fuel O&M	(D-E)	247,159	288,209	487,995	543,548
EWC billed sales (GWh)	(F)	9,578	11,533	19,170	21,547
As-reported EWC non-fuel O&M per MWh	(D/F)	25.97	25.83	25.93	26.04
Operational EWC non-fuel O&M per MWh	[(D-E)/(F)]	25.80	24.99	25.46	25.23

As-reported EWC operating revenue	(G)	439,306	577,891	1,081,896	1,490,013
Less Palisades below-market PPA amortization	(H)	3,800	4,124	7,600	8,248
Adjusted EWC operating revenue	(G-H)	435,506	573,767	1,074,296	1,481,765
As-reported EWC nuclear operating revenue	(I)	392,188	531,340	959,096	1,342,227
Less Palisades below-market PPA amortization	(H)	3,800	4,124	7,600	8,248
Adjusted EWC nuclear operating revenue	(I-H)	388,388	527,216	951,496	1,333,979
As-reported EWC average total revenue per MWh	(G)/(F)	45.87	50.11	56.44	69.15
Adjusted EWC average total revenue per MWh	[(G-H)/(F)]	45.47	49.75	56.04	68.77

EWC nuclear billed sales (GWh)	(J)	8,555	10,588	17,173	19,667
As-reported EWC nuclear average total revenue per MWh	(I)/(J)	45.84	50.18	55.85	68.25
Adjusted EWC nuclear average total revenue per MWh	[(I-H)/(J)]	45.40	49.79	55.41	67.83

VY operational non-fuel O&M	(K)		37,723		74,815
VY operating revenue	(L)		58,242		214,488
VY billed sales	(M)		1,322		2,643

Operational EWC non-fuel O&M per MWh excluding VY	[(D-E)-(K)]/[(F)-(M)]		24.53		24.80
Adjusted EWC average total revenue per MWh excluding VY	[(G-H)-(L)]/(F)-(M)]		50.49		67.04
Adjusted EWC nuclear average total revenue per MWh excluding VY	[(I-H)-(L)]/(J)-(M)]		50.61		65.76
Totals may not foot due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROE, ROIC Metrics
($ in millions)		Second Quarter
		2015	2014
As-reported net income attributable to Entergy Corporation, rolling 12 months	(A)	797	977
Preferred dividends		20	19
Tax effected interest expense		391	381
As-reported net income attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	1,208	1,377

Special items, rolling 12 months
Decision to close VY		(93)	(218)
Transmission business spin-merge expenses		‒	15
HCM implementation expenses		(3)	(40)
Total special items, rolling 12 months	(C)	(95)	(243)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B-C)	1,303	1,620

Operational earnings, rolling 12 months	(A-C)	892	1,220

Average invested capital	(D)	24,190	23,680

Average common equity	(E)	10,110	9,668

ROIC - as-reported %	(B/D)	5.0	5.8
ROIC - operational %	[(B-C)/D]	5.4	6.8
ROE - as-reported %	(A/E)	7.9	10.1
ROE - operational %	[(A-C)/E]	8.8	12.6

Totals may not foot due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)		Second Quarter
		2015	2014
Total debt	(A)	13,858	13,692
Less securitization debt	(B)	734	832
Total debt, excluding securitization debt	(C)	13,124	12,860
Less cash and cash equivalents	(D)	910	650
Net debt, excluding securitization debt	(E)	12,214	12,210

Total capitalization	(F)	24,321	24,059
Less securitization debt	(B)	734	832
Total capitalization, excluding securitization debt	(G)	23,587	23,227
Less cash and cash equivalents	(D)	910	650
Net capital, excluding securitization debt	(H)	22,677	22,577

Debt to capital ratio %	(A/F)	57.0	56.9
Debt to capital ratio, excluding securitization debt %	(C/G)	55.6	55.4
Net debt to net capital ratio, excluding securitization debt %	(E/H)	53.9	54.1

Revolver capacity	(I)	4,158	4,003

Gross liquidity	(D+I)	5,068	4,653

Entergy Corporation notes:
Due September 2015		550	550
Due January 2017		500	500
Due September 2020		450	450
Total parent long-term debt	(J)	1,500	1,500
Revolver draw	(K)	271	195
Commercial paper	(L)	895	909
Total parent debt	(J)+(K)+(L)	2,666	2,604

Parent debt to total debt ratio, excluding securitization debt %	[((J)+(K)+(L))/(C)]	20.3	20.2

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics (continued)
($ in millions)		Second Quarter
		2015	2014
Total debt	(A)	13,858	13,692
Less securitization debt	(B)	734	832
Total debt, excluding securitization debt	(C)	13,124	12,860
As-reported consolidated net income, rolling 12 months		817	996
Add back: interest expense, rolling 12 months		636	618
Add back: income tax expense, rolling 12 months		494	382
Add back: depreciation and amortization, rolling 12 months		1,331	1,323
Add back: regulatory charges (credits), rolling 12 months		10	26
Subtract: securitization proceeds, rolling 12 months		130	133
Subtract: interest and investment income, rolling 12 months		196	180
Subtract: AFUDC - equity funds, rolling 12 months		59	67
Add back: decommissioning expense, rolling 12 months		278	257
Adjusted EBITDA, rolling 12 months	(D)	3,181	3,222
Add back: special item for transmission business spin-merge expenses, rolling 12 months (pre-tax)		—	16
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		4	66
Add back: special item resulting from decision to close VY, rolling 12 months (pre-tax)		143	364
Operational adjusted EBITDA, rolling 12 months	(E)	3,328	3,668
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	3.9	3.5

Net cash flow provided by operating activities, rolling 12 months	(F)	3,699	3,602
AFUDC borrowed funds used during construction, rolling 12 months	(G)	(30)	(29)
Working capital items in net cash flow provided by operating activities, rolling 12 months:
Receivables		45	(9)
Fuel inventory		(32)	31
Accounts payable		(164)	(11)
Prepaid taxes and taxes accrued		(43)	(124)
Interest accrued		5	1
Other working capital accounts		104	(48)
Securitization regulatory charge		99	99
Total	(H)	14	(61)
FFO, rolling 12 months	(F)+(G)-(H)	3,655	3,634
Add back: special item for transmission business spin-merge expenses, rolling 12 months (pre-tax)		—	21
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		15	55
Add back: special item resulting from decision to close VY, rolling 12 months (pre-tax)		57	8
Operational FFO, rolling 12 months	(I)	3,727	3,718
Operational FFO to debt ratio, excluding securitization debt %	(I)/(C)	28.4	28.9
Totals may not foot due to rounding

Financial Statements

Entergy Corporation

Consolidating Balance Sheet
June 30, 2015
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$56,420	$1,884	$1,700	$60,004
Temporary cash investments	678,005	164,653	7,708	850,366
Total cash and cash equivalents	734,425	166,537	9,408	910,370
Notes receivable	—	529,901	(529,901)	—
Accounts receivable:
Customer	502,263	134,347	—	636,610
Allowance for doubtful accounts	(38,398)	—	—	(38,398)
Associated companies	21,986	7,250	(29,236)	—
Other	182,324	9,602	6	191,932
Accrued unbilled revenues	400,219	—	—	400,219
Total accounts receivable	1,068,394	151,199	(29,230)	1,190,363
Deferred fuel costs	98,196	—	—	98,196
Accumulated deferred income taxes	15,312	268	—	15,580
Fuel inventory - at average cost	192,537	16,645	—	209,182
Materials and supplies - at average cost	626,226	315,196	—	941,422
Deferred nuclear refueling outage costs	104,359	168,701	—	273,060
Prepayments and other	244,082	267,448	(64,653)	446,877
TOTAL	3,083,531	1,615,895	(614,376)	4,085,050

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	34,522	(1,390,674)	34,634
Decommissioning trust funds	2,508,802	2,880,574	—	5,389,376
Non-utility property - at cost (less accumulated depreciation)	205,831	7,435	3,849	217,115
Other	401,353	8,507	—	409,860
TOTAL	4,506,772	2,931,038	(1,386,825)	6,050,985

PROPERTY, PLANT, AND EQUIPMENT

Electric	40,444,184	5,165,993	3,409	45,613,586
Property under capital lease	945,119	—	—	945,119
Natural gas	384,748	—	—	384,748
Construction work in progress	973,573	375,926	364	1,349,863
Nuclear fuel	806,776	674,197	—	1,480,973
TOTAL PROPERTY, PLANT AND EQUIPMENT	43,554,400	6,216,116	3,773	49,774,289
Less - accumulated depreciation and amortization	19,358,813	1,557,366	208	20,916,387
PROPERTY, PLANT AND EQUIPMENT - NET	24,195,587	4,658,750	3,565	28,857,902

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	791,580	—	—	791,580
Other regulatory assets	4,858,300	—	—	4,858,300
Deferred fuel costs	238,771	—	—	238,771
Goodwill	374,099	3,073	—	377,172
Accumulated deferred income taxes	14,422	38,247	3,897	56,566
Other	194,098	747,761	7,466	949,325
TOTAL	6,471,270	789,081	11,363	7,271,714

TOTAL ASSETS	$38,257,160	$9,994,764	($1,986,273)	$46,265,651

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2015
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$223,192	$21,585	$550,000	$794,777
Notes payable and commercial paper:
Associated companies	—	210,896	(210,896)	—
Other	44,885	—	895,100	939,985
Account payable:
Associated companies	12,866	11,162	(24,028)	—
Other	783,437	229,098	491	1,013,026
Customer deposits	417,296	—	—	417,296
Taxes accrued	164,542	—	(55,461)	109,081
Accumulated deferred income taxes	27,236	9,998	87,364	124,598
Interest accrued	162,524	559	23,943	187,026
Deferred fuel costs	107,776	—	—	107,776
Obligations under capital leases	2,606	—	—	2,606
Pension and other postretirement liabilities	46,887	10,779	—	57,666
Other	190,522	51,670	2,342	244,534
TOTAL	2,183,769	545,747	1,268,855	3,998,371

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,749,216	1,295,981	145,171	9,190,368
Accumulated deferred investment tax credits	249,345	—	—	249,345
Obligations under capital leases	28,382	—	—	28,382
Other regulatory liabilities	1,338,598	—	—	1,338,598
Decommissioning and retirement cost liabilities	2,620,581	1,865,775	—	4,486,356
Accumulated provisions	406,885	4,272	—	411,157
Pension and other postretirement liabilities	2,664,398	857,330	—	3,521,728
Long-term debt	10,811,732	59,539	1,220,771	12,092,042
Other	752,813	315,112	(581,577)	486,348
TOTAL	26,621,950	4,398,009	784,365	31,804,324

Subsidiaries' preferred stock without sinking fund	186,511	24,249	—	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2015	2,161,268	201,104	(2,359,824)	2,548
Paid-in capital	2,458,397	1,480,058	1,423,878	5,362,333
Retained earnings	4,833,754	3,229,924	2,254,612	10,318,290
Accumulated other comprehensive income (loss)	(162,489)	115,673	—	(46,816)
Less - treasury stock, at cost (75,227,174 shares in 2015)	120,000	—	5,358,159	5,478,159
Total common shareholders' equity	9,170,930	5,026,759	(4,039,493)	10,158,196
Subsidiaries' preferred stock without sinking fund	94,000	—	—	94,000
TOTAL	9,264,930	5,026,759	(4,039,493)	10,252,196

TOTAL LIABILITIES AND EQUITY	$38,257,160	$9,994,764	($1,986,273)	$46,265,651

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2014
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$109,253	$17,768	$4,306	$131,327
Temporary cash investments	864,162	414,931	11,606	1,290,699
Total cash and cash equivalents	973,415	432,699	15,912	1,422,026
Notes receivable	—	521,183	(521,183)	—
Accounts receivable:
Customer	473,695	123,222	—	596,917
Allowance for doubtful accounts	(35,663)	—	—	(35,663)
Associated companies	28,475	1,806	(30,281)	—
Other	198,525	10,502	11,315	220,342
Accrued unbilled revenues	321,659	—	—	321,659
Total accounts receivable	986,691	135,530	(18,966)	1,103,255
Deferred fuel costs	155,140	—	—	155,140
Accumulated deferred income taxes	107,482	60,214	(139,913)	27,783
Fuel inventory - at average cost	193,710	11,724	—	205,434
Materials and supplies - at average cost	602,656	315,928	—	918,584
Deferred nuclear refueling outage costs	86,753	127,435	—	214,188
Prepayments and other	155,219	192,788	(4,784)	343,223
TOTAL	3,261,066	1,797,501	(668,934)	4,389,633

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	36,122	(1,390,674)	36,234
Decommissioning trust funds	2,471,082	2,899,850	—	5,370,932
Non-utility property - at cost (less accumulated depreciation)	201,618	7,912	4,261	213,791
Other	396,102	9,067	—	405,169
TOTAL	4,459,588	2,952,951	(1,386,413)	6,026,126

PROPERTY, PLANT, AND EQUIPMENT

Electric	39,845,364	5,032,653	3,402	44,881,419
Property under capital lease	945,784	—	—	945,784
Natural gas	377,565	—	—	377,565
Construction work in progress	970,629	455,063	289	1,425,981
Nuclear fuel	839,694	702,361	—	1,542,055
TOTAL PROPERTY, PLANT AND EQUIPMENT	42,979,036	6,190,077	3,691	49,172,804
Less - accumulated depreciation and amortization	19,007,189	1,442,465	204	20,449,858
PROPERTY, PLANT AND EQUIPMENT - NET	23,971,847	4,747,612	3,487	28,722,946

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	836,064	—	—	836,064
Other regulatory assets	4,968,553	—	—	4,968,553
Deferred fuel costs	238,102	—	—	238,102
Goodwill	374,099	3,073	—	377,172
Accumulated deferred income taxes	9,804	36,722	1,825	48,351
Other	176,186	741,641	3,080	920,907
TOTAL	6,602,808	781,436	4,905	7,389,149

TOTAL ASSETS	$38,295,309	$10,279,500	($2,046,955)	$46,527,854

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2014
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$327,790	$21,585	$550,000	$899,375
Notes payable and commercial paper:
Associated companies	—	238,196	(238,196)	—
Other	114,417	—	483,990	598,407
Account payable:
Associated companies	19,617	19,706	(39,323)	—
Other	889,763	276,336	332	1,166,431
Customer deposits	412,166	—	—	412,166
Taxes accrued	88,681	19,540	19,887	128,108
Accumulated deferred income taxes	20,653	—	17,386	38,039
Interest accrued	181,359	101	24,550	206,010
Deferred fuel costs	91,602	—	—	91,602
Obligations under capital leases	2,508	—	—	2,508
Pension and other postretirement liabilities	47,269	10,725	—	57,994
Other	148,473	97,439	2,339	248,251
TOTAL	2,344,298	683,628	820,965	3,848,891

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,780,487	1,264,524	88,150	9,133,161
Accumulated deferred investment tax credits	247,521	—	—	247,521
Obligations under capital leases	29,710	—	—	29,710
Other regulatory liabilities	1,383,609	—	—	1,383,609
Decommissioning and retirement cost liabilities	2,540,529	1,917,767	—	4,458,296
Accumulated provisions	413,842	4,286	—	418,128
Pension and other postretirement liabilities	2,767,800	870,495	—	3,638,295
Long-term debt	10,797,389	58,053	1,644,667	12,500,109
Other	803,136	338,973	(584,460)	557,649
TOTAL	26,764,023	4,454,098	1,148,357	32,366,478

Subsidiaries' preferred stock without sinking fund	186,511	24,249	—	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2014	2,161,268	201,104	(2,359,824)	2,548
Paid-in capital	2,458,397	1,676,973	1,239,983	5,375,353
Retained earnings	4,572,383	3,116,184	2,481,090	10,169,657
Accumulated other comprehensive income (loss)	(165,571)	123,264	—	(42,307)
Less - treasury stock, at cost (75,512,079 shares in 2014)	120,000	—	5,377,526	5,497,526
Total common shareholders' equity	8,906,477	5,117,525	(4,016,277)	10,007,725
Subsidiaries' preferred stock without sinking fund	94,000	—	—	94,000
TOTAL	9,000,477	5,117,525	(4,016,277)	10,101,725

TOTAL LIABILITIES AND EQUITY	$38,295,309	$10,279,500	($2,046,955)	$46,527,854

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,246,168	$—	($20)	$2,246,148
Natural gas	27,777	—	—	27,777
Competitive businesses	—	439,306	—	439,306
Total	2,273,945	439,306	(20)	2,713,231

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	474,333	75,389	(20)	549,702
Purchased power	309,369	13,541	19	322,929
Nuclear refueling outage expenses	30,673	36,456	—	67,129
Other operation and maintenance	611,865	212,282	3,725	827,872
Asset write-offs, impairments and related charges	—	—	—	—
Decommissioning	35,386	33,444	—	68,830
Taxes other than income taxes	121,266	34,917	195	156,378
Depreciation and amortization	275,917	63,835	602	340,354
Other regulatory charges (credits) - net	2,654	—	—	2,654
Total	1,861,463	469,864	4,521	2,335,848

OPERATING INCOME	412,482	(30,558)	(4,541)	377,383

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	11,974	—	—	11,974
Interest and investment income	40,723	36,274	(37,292)	39,705
Miscellaneous - net	(6,328)	(6,756)	(2,659)	(15,743)
Total	46,369	29,518	(39,951)	35,936

INTEREST EXPENSE
Interest expense	143,062	5,805	16,993	165,860
Allowance for borrowed funds used during construction	(6,044)	—	—	(6,044)
Total	137,018	5,805	16,993	159,816

INCOME BEFORE INCOME TAXES	321,833	(6,845)	(61,485)	253,503

Income taxes	117,798	(3,300)	(14,717)	99,781

CONSOLIDATED NET INCOME	204,035	(3,545)	(46,768)	153,722

Preferred dividend requirements of subsidiaries	4,332	547	—	4,879

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$199,703	($4,092)	($46,768)	$148,843

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.11	($0.02)	($0.26)	$0.83
DILUTED	$1.11	($0.02)	($0.26)	$0.83

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,521,276
DILUTED				180,119,837
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,373,927	$—	($85)	$2,373,842
Natural gas	35,469	—	—	35,469
Competitive businesses	—	577,891	9,448	587,339
Total	2,409,396	577,891	9,363	2,996,650

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	506,511	97,655	(85)	604,081
Purchased power	499,938	9,238	8,722	517,898
Nuclear refueling outage expenses	28,105	38,392	—	66,497
Other operation and maintenance	556,424	259,471	(953)	814,942
Asset write-offs, impairments and related charges	—	1,667	—	1,667
Decommissioning	32,601	34,649	—	67,250
Taxes other than income taxes	119,034	33,241	461	152,736
Depreciation and amortization	259,747	70,935	1,060	331,742
Other regulatory charges (credits) - net	(14,640)	—	—	(14,640)
Total	1,987,720	545,248	9,205	2,542,173

OPERATING INCOME	421,676	32,643	158	454,477

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	14,788	—	—	14,788
Interest and investment income	34,018	21,722	(31,495)	24,245
Miscellaneous - net	(5,319)	(5,060)	(4,296)	(14,675)
Total	43,487	16,662	(35,791)	24,358

INTEREST EXPENSE
Interest expense	138,661	3,245	22,421	164,327
Allowance for borrowed funds used during construction	(8,516)	—	—	(8,516)
Total	130,145	3,245	22,421	155,811

INCOME BEFORE INCOME TAXES	335,018	46,060	(58,054)	323,024

Income taxes	122,884	19,597	(13,738)	128,743

CONSOLIDATED NET INCOME	212,134	26,463	(44,316)	194,281

Preferred dividend requirements of subsidiaries	4,351	547	—	4,898

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$207,783	$25,916	($44,316)	$189,383

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.16	$0.14	($0.24)	$1.06
DILUTED	$1.15	$0.14	($0.24)	$1.05

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,354,103
DILUTED				180,045,432
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$4,464,167	$—	($30)	$4,464,137
Natural gas	87,288	—	—	87,288
Competitive businesses	—	1,081,896	—	1,081,896
Total	4,551,455	1,081,896	(30)	5,633,321

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,003,641	176,545	(30)	1,180,156
Purchased power	636,632	28,289	30	664,951
Nuclear refueling outage expenses	59,547	72,451	—	131,998
Other operation and maintenance	1,167,292	424,612	6,079	1,597,983
Asset write-offs, impairments and related charges	—	—	—	—
Decommissioning	70,247	68,482	—	138,729
Taxes other than income taxes	252,748	60,132	1,021	313,901
Depreciation and amortization	545,206	126,099	1,035	672,340
Other regulatory charges (credits) - net	13,111	—	—	13,111
Total	3,748,424	956,610	8,135	4,713,169

OPERATING INCOME	803,031	125,286	(8,165)	920,152

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	23,712	—	—	23,712
Interest and investment income	95,740	86,437	(74,338)	107,839
Miscellaneous - net	(7,303)	(13,225)	(4,236)	(24,764)
Total	112,149	73,212	(78,574)	106,787

INTEREST EXPENSE
Interest expense	286,507	11,720	33,970	332,197
Allowance for borrowed funds used during construction	(12,161)	—	—	(12,161)
Total	274,346	11,720	33,970	320,036

INCOME BEFORE INCOME TAXES	640,834	186,778	(120,709)	706,903

Income taxes	209,048	66,891	(25,687)	250,252

CONSOLIDATED NET INCOME	431,786	119,887	(95,022)	456,651

Preferred dividend requirements of subsidiaries	8,665	1,094	—	9,759

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$423,121	$118,793	($95,022)	$446,892

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.36	$0.66	($0.53)	$2.49
DILUTED	$2.35	$0.66	($0.53)	$2.48

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,589,748
DILUTED				180,298,233
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$4,600,411	$—	($105)	$4,600,306
Natural gas	113,689	—	—	113,689
Competitive businesses	—	1,490,013	1,485	1,491,498
Total	4,714,100	1,490,013	1,380	6,205,493

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	922,196	225,818	(104)	1,147,910
Purchased power	1,047,597	45,073	(145)	1,092,525
Nuclear refueling outage expenses	57,116	68,925	—	126,041
Other operation and maintenance	1,053,662	492,098	4,893	1,550,653
Asset write-offs, impairments and related charges	—	3,937	—	3,937
Decommissioning	64,344	68,705	—	133,049
Taxes other than income taxes	240,318	66,076	810	307,204
Depreciation and amortization	517,303	141,083	2,079	660,465
Other regulatory charges (credits) - net	(10,645)	—	—	(10,645)
Total	3,891,891	1,111,715	7,533	5,011,139

OPERATING INCOME	822,209	378,298	(6,153)	1,194,354

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	29,917	—	—	29,917
Interest and investment income	74,338	48,081	(62,926)	59,493
Miscellaneous - net	(9,328)	(10,666)	(6,385)	(26,379)
Total	94,927	37,415	(69,311)	63,031

INTEREST EXPENSE
Interest expense	277,150	8,306	41,421	326,877
Allowance for borrowed funds used during construction	(15,535)	—	—	(15,535)
Total	261,615	8,306	41,421	311,342

INCOME BEFORE INCOME TAXES	655,521	407,407	(116,885)	946,043

Income taxes	237,947	138,474	(30,712)	345,709

CONSOLIDATED NET INCOME	417,574	268,933	(86,173)	600,334

Preferred dividend requirements of subsidiaries	8,683	1,094	—	9,777

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$408,891	$267,839	($86,173)	$590,557

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.28	$1.50	($0.48)	$3.30
DILUTED	$2.28	$1.49	($0.48)	$3.29

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,077,503
DILUTED				179,547,020
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$9,455,784	$—	($50)	$9,455,734
Natural gas	155,393	—	—	155,393
Competitive businesses	—	2,311,288	334	2,311,622
Total	9,611,177	2,311,288	284	11,922,749

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,301,082	363,813	(91)	2,664,804
Purchased power	1,422,301	65,322	217	1,487,840
Nuclear refueling outage expenses	120,789	152,847	—	273,636
Other operation and maintenance	2,389,896	956,542	11,431	3,357,869
Asset write-offs, impairments and related charges	72,225	103,590	—	175,815
Decommissioning	137,013	141,289	—	278,302
Taxes other than income taxes	485,159	124,777	1,366	611,302
Depreciation and amortization	1,066,915	260,937	2,660	1,330,512
Other regulatory charges (credits) - net	9,984	—	—	9,984
Total	8,005,364	2,169,117	15,583	10,190,064

Gain on sale of business	—	—	—	—

OPERATING INCOME	1,605,813	142,171	(15,299)	1,732,685

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	58,597	—	—	58,597
Interest and investment income	192,619	152,315	(148,903)	196,031
Miscellaneous - net	(8,613)	(24,547)	(7,238)	(40,398)
Total	242,603	127,768	(156,141)	214,230

INTEREST EXPENSE
Interest expense	574,662	20,059	71,681	666,402
Allowance for borrowed funds used during construction	(30,202)	—	—	(30,202)
Total	544,460	20,059	71,681	636,200

INCOME BEFORE INCOME TAXES	1,303,956	249,880	(243,121)	1,310,715

Income taxes	443,249	105,014	(54,121)	494,142

CONSOLIDATED NET INCOME	860,707	144,866	(189,000)	816,573

Preferred dividend requirements of subsidiaries	17,329	2,188	—	19,517

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$843,378	$142,678	($189,000)	$797,056

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.69	$0.79	($1.05)	$4.43
DILUTED	$4.67	$0.79	($1.05)	$4.41

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,760,169
DILUTED				180,577,715
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$9,419,270	$—	($3,094)	$9,416,176
Natural gas	180,840	—	—	180,840
Competitive businesses	—	2,655,515	(3,173)	2,652,342
Total	9,600,110	2,655,515	(6,267)	12,249,358

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,162,611	432,244	(1,066)	2,593,789
Purchased power	1,727,100	77,813	(16,928)	1,787,985
Nuclear refueling outage expenses	122,267	133,393	—	255,660
Other operation and maintenance	2,210,707	1,056,595	16,704	3,284,006
Asset write-offs, impairments and related charges	9,411	333,273	2,790	345,474
Decommissioning	123,656	133,003	—	256,659
Taxes other than income taxes	477,988	132,007	1,575	611,570
Depreciation and amortization	1,061,614	257,406	4,098	1,323,118
Other regulatory charges (credits) - net	25,745	—	—	25,745
Total	7,921,099	2,555,734	7,173	10,484,006

Gain on sale of business	—	43,569	—	43,569

OPERATING INCOME	1,679,011	143,350	(13,440)	1,808,921

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	66,970	—	—	66,970
Interest and investment income	170,261	135,199	(125,514)	179,946
Miscellaneous - net	(25,728)	(23,989)	(9,771)	(59,488)
Total	211,503	111,210	(135,285)	187,428

INTEREST EXPENSE
Interest expense	550,309	17,662	79,525	647,496
Allowance for borrowed funds used during construction	(29,057)	—	—	(29,057)
Total	521,252	17,662	79,525	618,439

INCOME BEFORE INCOME TAXES	1,369,262	236,898	(228,250)	1,377,910

Income taxes	433,863	18,634	(70,456)	382,041

CONSOLIDATED NET INCOME	935,399	218,264	(157,794)	995,869

Preferred dividend requirements of subsidiaries	17,348	1,185	—	18,533

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$918,051	$217,079	($157,794)	$977,336

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.14	$1.21	($0.88)	$5.47
DILUTED	$5.12	$1.21	($0.88)	$5.45

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,689,614
DILUTED				179,166,667
*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended June 30, 2015 vs. 2014
(Dollars in thousands)
(Unaudited)

	2015	2014	Variance

OPERATING ACTIVITIES
Consolidated net income	$153,722	$194,281	($40,559)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	543,880	525,528	18,352
Deferred income taxes, investment tax credits, and non-current taxes accrued	84,274	123,469	(39,195)
Changes in working capital:
Receivables	(122,456)	(96,227)	(26,229)
Fuel inventory	18,805	16,185	2,620
Accounts payable	49,105	13,827	35,278
Prepaid taxes and taxes accrued	48,914	40,512	8,402
Interest accrued	23,567	26,310	(2,743)
Deferred fuel costs	(8,822)	(76,537)	67,715
Other working capital accounts	(33,527)	(545)	(32,982)
Changes in provisions for estimated losses	(8,321)	995	(9,316)
Changes in other regulatory assets	31,703	7,443	24,260
Changes in other regulatory liabilities	(30,916)	70,226	(101,142)
Changes in pensions and other postretirement liabilities	(64,387)	(82,748)	18,361
Other	41,862	(1,313)	43,175
Net cash flow provided by operating activities	727,403	761,406	(34,003)

INVESTING ACTIVITIES
Construction/capital expenditures	(562,968)	(476,268)	(86,700)
Allowance for equity funds used during construction	12,088	15,694	(3,606)
Nuclear fuel purchases	(69,312)	(93,624)	24,312
Changes in securitization account	6,855	9,206	(2,351)
Payments to storm reserve escrow account	(1,824)	(1,727)	(97)
Increase in other investments	(54,300)	(158,865)	104,565
Proceeds from nuclear decommissioning trust fund sales	455,701	445,015	10,686
Investment in nuclear decommissioning trust funds	(456,452)	(474,492)	18,040
Net cash flow used in investing activities	(670,212)	(735,061)	64,849

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	377,569	478,917	(101,348)
Treasury stock	741	45,820	(45,079)
Retirement of long-term debt	(699,400)	(488,939)	(210,461)
Repurchase of common stock	—	(18,259)	18,259
Changes in credit borrowings and commercial paper - net	131,566	(165,497)	297,063
Other	16,038	17,030	(992)
Dividends paid:
Common stock	(149,002)	(148,953)	(49)
Preferred stock	(4,879)	(4,879)	—
Net cash flow used in financing activities	(327,367)	(284,760)	(42,607)

Net decrease in cash and cash equivalents	(270,176)	(258,415)	(11,761)

Cash and cash equivalents at beginning of period	1,180,546	908,483	272,063

Cash and cash equivalents at end of period	$910,370	$650,068	$260,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$137,207	$131,635	$5,572
Income taxes	$24,848	$15,309	$9,539

Entergy Corporation

Consolidated Cash Flow Statement
Six Months Ended June 30, 2015 vs. 2014
(Dollars in thousands)
(Unaudited)

	2015	2014	Variance

OPERATING ACTIVITIES
Consolidated net income	$456,651	$600,334	($143,683)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,069,888	1,041,970	27,918
Deferred income taxes, investment tax credits, and non-current taxes accrued	180,006	357,571	(177,565)
Asset write-offs, impairments and related charges	—	—	—
Gain on sale of business	—	—	—
Changes in working capital:
Receivables	(100,168)	(47,120)	(53,048)
Fuel inventory	(3,748)	32,125	(35,873)
Accounts payable	(104,595)	46,697	(151,292)
Prepaid taxes and taxes accrued	(19,027)	(39,317)	20,290
Interest accrued	(18,984)	1,508	(20,492)
Deferred fuel costs	72,449	(237,726)	310,175
Other working capital accounts	(124,146)	(115,605)	(8,541)
Changes in provisions for estimated losses	(6,987)	4,314	(11,301)
Changes in other regulatory assets	124,785	26,070	98,715
Changes in other regulatory liabilities	(15,059)	89,860	(104,919)
Changes in pensions and other postretirement liabilities	(116,896)	(128,922)	12,026
Other	(55,808)	(103,196)	47,388
Net cash flow provided by operating activities	1,338,361	1,528,563	(190,202)

INVESTING ACTIVITIES
Construction/capital expenditures	(1,095,926)	(959,618)	(136,308)
Allowance for equity funds used during construction	25,165	31,577	(6,412)
Nuclear fuel purchases	(165,704)	(236,296)	70,592
Proceeds from sale of assets and businesses	—	10,100	(10,100)
Insurance proceeds received for property damages	12,745	28,226	(15,481)
Changes in securitization account	6,604	6,987	(383)
NYPA value sharing payment	(70,790)	(72,000)	1,210
Payments to storm reserve escrow account	(3,689)	(3,624)	(65)
Increase in other investments	(54,022)	(140,772)	86,750
Proceeds from nuclear decommissioning trust fund sales	948,542	981,530	(32,988)
Investment in nuclear decommissioning trust funds	(973,016)	(1,036,770)	63,754
Net cash flow used in investing activities	(1,370,091)	(1,390,660)	20,569

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	865,634	1,232,161	(366,527)
Treasury stock	23,897	81,358	(57,461)
Retirement of long-term debt	(1,384,658)	(1,224,733)	(159,925)
Repurchase of common stock	(25,078)	(18,259)	(6,819)
Changes in credit borrowings and commercial paper - net	341,578	(7,538)	349,116
Other	6,719	17,030	(10,311)
Dividends paid:
Common stock	(298,259)	(297,228)	(1,031)
Preferred stock	(9,759)	(9,752)	(7)
Net cash flow used in financing activities	(479,926)	(226,961)	(252,965)

Net decrease in cash and cash equivalents	(511,656)	(89,058)	(422,598)

Cash and cash equivalents at beginning of period	1,422,026	739,126	682,900

Cash and cash equivalents at end of period	$910,370	$650,068	$260,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$340,993	$312,747	$28,246
Income taxes	$90,767	$19,505	$71,262

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2015 vs. 2014
(Dollars in thousands)
(Unaudited)
	2015	2014	Variance

OPERATING ACTIVITIES
Consolidated net income	$816,573	$995,869	($179,296)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,155,810	2,105,096	50,714
Deferred income taxes, investment tax credits, and non-current taxes accrued	419,370	507,171	(87,801)
Asset write-offs, impairments and related charges	119,590	345,474	(225,884)
Gain on sale of business	—	(43,569)	43,569
Changes in working capital:
Receivables	45,445	(9,489)	54,934
Fuel inventory	(32,349)	30,808	(63,157)
Accounts payable	(164,288)	(10,860)	(153,428)
Prepaid taxes and taxes accrued	(42,695)	(123,767)	81,072
Interest accrued	4,521	1,013	3,508
Deferred fuel costs	239,484	(141,129)	380,613
Other working capital accounts	103,849	(48,360)	152,209
Changes in provisions for estimated losses	290,570	6,452	284,118
Changes in other regulatory assets	(962,822)	915,033	(1,877,855)
Changes in other regulatory liabilities	(17,265)	388,394	(405,659)
Changes in pensions and other postretirement liabilities	1,320,192	(1,587,540)	2,907,732
Other	(596,626)	271,281	(867,907)
Net cash flow provided by operating activities	3,699,359	3,601,877	97,482

INVESTING ACTIVITIES
Construction/capital expenditures	(2,255,499)	(2,002,352)	(253,147)
Allowance for equity funds used during construction	61,963	70,289	(8,326)
Nuclear fuel purchases	(466,956)	(544,612)	77,656
Payment for purchase of plant	—	(17,300)	17,300
Proceeds from sale of assets and businesses	—	158,022	(158,022)
Insurance proceeds received for property damages	25,189	28,226	(3,037)
Changes in securitization account	1,128	(1,976)	3,104
NYPA value sharing payment	(70,790)	(72,000)	1,210
Payments to storm reserve escrow account	(276,122)	(7,485)	(268,637)
Receipts from storm reserve escrow account	—	49	(49)
Decrease (increase) in other investments	133,733	(194,832)	328,565
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	10,271	(10,271)
Proceeds from nuclear decommissioning trust fund sales	1,839,127	2,233,376	(394,249)
Investment in nuclear decommissioning trust funds	(1,925,692)	(2,346,755)	421,063
Net cash flow used in investing activities	(2,933,919)	(2,687,079)	(246,840)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,733,542	3,004,311	(270,769)
Preferred stock of subsidiary	—	24,249	(24,249)
Treasury stock	137,405	89,251	48,154
Retirement of long-term debt	(2,483,238)	(3,029,288)	546,050
Repurchase of common stock	(190,090)	(18,259)	(171,831)
Changes in credit borrowings and commercial paper - net	(99,359)	(50,772)	(48,587)
Other	13,267	17,030	(3,763)
Dividends paid:
Common stock	(597,148)	(593,211)	(3,937)
Preferred stock	(19,517)	(18,417)	(1,100)
Net cash flow used in financing activities	(505,138)	(575,106)	69,968

Effect of exchange rates on cash and cash equivalents	—	(996)	996

Net increase in cash and cash equivalents	260,302	338,696	(78,394)

Cash and cash equivalents at beginning of period	650,068	311,372	338,696

Cash and cash equivalents at end of period	$910,370	$650,068	$260,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$639,622	$621,682	$17,940
Income taxes	$149,061	$58,575	$90,486